Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports Fourth-Quarter Results and Increases Dividend
2025 Q4 and Full-Year Taco Bell Same-Store Sales Growth of 7%;
KFC Record Development with over 1,100 New Store Builds in Q4 and Nearly 3,000 in 2025

Louisville, KY (February 4, 2026) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter and year ended December 31, 2025. Fourth-quarter GAAP operating profit grew 12%, and fourth-quarter Core Operating Profit excluding the lap of the 53rd week grew 11%. Fourth-quarter GAAP EPS was $1.91, and EPS excluding Special Items was $1.73. Full-year GAAP operating profit grew 7%, and full-year Core Operating Profit excluding the lap of the 53rd week grew 7%. Full-year GAAP EPS was $5.55, and EPS excluding Special Items was $6.05, an increase of 10%.

LEADERSHIP COMMENTS
Chris Turner, CEO, said “Yum! delivered another year of outstanding results at KFC and Taco Bell with our fundamentals stronger than ever at both brands. Taco Bell again gained market share with standout same-store sales performance, and KFC delivered another record-breaking year of unit development. We enter 2026 with a clear strategic focus on accelerating long-term growth, embodied in our multi-year 'Raise the Bar' priorities. I’m more convinced than ever that the combination of our global scale, unrivaled culture and talent, and world-class franchise partnerships create a unique and unbeatable competitive advantage.”

Ranjith Roy, CFO, said “In the fourth quarter, Yum! demonstrated its unique ability to achieve strong performance while navigating a complex environment. We sustained strong topline results, delivered double-digit profit growth, completed a sizeable Taco Bell store acquisition and commenced a review of strategic options for the Pizza Hut brand. We have momentum entering 2026, an ambitious strategic agenda and are highly energized by the growth opportunities ahead."

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2025	2024	% Change	2025	2024	% Change
GAAP EPS	$1.91	$1.49	+28	$5.55	$5.22	+6
Special Items EPS[1]	$0.18	$(0.12)	NM	$(0.50)	$(0.26)	NM
EPS Excluding Special Items	$1.73	$1.61	+8	$6.05	$5.48	+10
1 See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Special Items.

All comparisons are versus the same period a year ago. Our fourth-quarter and full-year 2024 results included an extra week ("53rd week") for business units operating on a weekly periodic calendar. All results presented herein include the impact of lapping this 53rd week unless otherwise noted.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

FOURTH-QUARTER HIGHLIGHTS
•Worldwide system sales grew 5%, excluding foreign currency translation and excluding lapping the 53rd week, led by Taco Bell at 8% and KFC at 6%.
•We opened 1,814 gross units leading to 3% year-over-year unit growth.
•Robust digital system sales exceeding $11 billion with digital mix nearly 60%.
•Foreign currency translation favorably impacted divisional operating profit by $11 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+4	+3	+6	+10	+7
Taco Bell Division	+3	+7	+3	+6	+6
Pizza Hut Division	(5)	(1)	(1)	+7	+6
Worldwide	+2	+3	+3	+12	+5

Results Excluding Lapping 53rd Week % Change
	System Sales Ex F/X	Core Operating Profit[1]
KFC Division	+6	+10
Taco Bell Division	+8	+12
Pizza Hut Division	(2)	+11
Worldwide	+5	+11

FULL-YEAR HIGHLIGHTS
•Worldwide system sales grew 5%, excluding foreign currency translation and excluding lapping the 53rd week, led by Taco Bell at 8% and KFC at 6%.
•We opened 4,567 gross units during the year.
•Robust digital system sales approaching $40 billion with digital mix nearly 60%.
•Foreign currency translation favorably impacted divisional operating profit by $12 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+5	+3	+6	+10	+9
Taco Bell Division	+7	+7	+3	+8	+8
Pizza Hut Division	(3)	(1)	(1)	(9)	(9)
Worldwide	+4	+3	+3	+7	+5

Results Excluding Lapping 53rd Week % Change
	System Sales Ex F/X	Core Operating Profit[1]
KFC Division	+6	+10
Taco Bell Division	+8	+10
Pizza Hut Division	(2)	(8)
Worldwide	+5	+7

1See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Core Operating Profit.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	33,897	31,981	+6	NA	33,897	31,981	+6	NA
System Sales ($MM)	10,033	9,429	+6	+4	36,434	34,452	+6	+5
Same-Store Sales Growth (%)	+3	Even	NM	NM	+3	(2)	NM	NM
Franchise & Property Revenues ($MM)	504	466	+8	+5	1,807	1,685	+7	+6
Operating Profit ($MM)	415	377	+10	+7	1,503	1,363	+10	+9
Operating Margin (%)	39.8	39.0	0.8	0.8	42.4	44.0	(1.6)	(1.4)

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+6	(7)	+7	(5)
System Sales Growth Ex F/X and Excluding Lapping 53rd Week	+8	(2)	+7	(3)
Same-Store Sales Growth	+3	+1	+3	(1)

•KFC Division opened 1,132 gross new restaurants during the quarter and 2,986 gross new restaurants across 105 countries for the year.
•For the quarter, the 53rd week lap negatively impacted system sales growth by two percentage points and core operating profit growth by three percentage points. For the year, the 53rd week lap negatively impacted system sales growth by one percentage point and core operating profit growth by one percentage point.
•For the quarter, company-owned restaurant margins were 12.7%, up 40 basis points year-over-year. For the year, company-owned restaurant margins were 12.1%, down 10 basis points year-over-year. The impact of lapping the 53rd week negatively impacted the change in company-owned restaurant margins by 20 basis points in the quarter and by 10 basis points for the year.
•Foreign currency translation favorably impacted operating profit by $10 million for the quarter and $12 million for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X and Excluding Lapping 53rd Week
		Fourth-Quarter (% Change)	Full-Year (% Change)
China	27%	+9	+6
United States	13%	(2)	(3)
Europe	12%	+1	+5
Asia	11%	+11	+9
Latin America	8%	+13	+12
United Kingdom	7%	+10	+7
Australia	7%	+4	+3
Middle East / Turkey / North Africa	6%	+7	+8
Africa	5%	+7	+10
Canada	2%	+4	+7
India	2%	+9	+9

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	9,030	8,757	+3	NA	9,030	8,757	+3	NA
System Sales ($MM)	5,738	5,571	+3	+3	18,361	17,193	+7	+7
Same-Store Sales Growth (%)	+7	+5	NM	NM	+7	+4	NM	NM
Franchise & Property Revenues ($MM)	324	319	+2	+2	1,060	997	+6	+6
Operating Profit ($MM)	359	340	+6	+6	1,129	1,049	+8	+8
Operating Margin (%)	36.0	36.5	(0.5)	(0.5)	36.5	36.7	(0.2)	(0.2)

•Taco Bell Division opened 228 gross new restaurants during the quarter and 376 gross new restaurants across 27 countries for the year.
•Taco Bell U.S. system sales grew 2% and Taco Bell International system sales excluding foreign currency grew 11% for the quarter. For the year, Taco Bell U.S. system sales grew 6% and Taco Bell International system sales excluding foreign currency grew 11%.
•Taco Bell U.S. same-store sales grew 7% and Taco Bell International same-store sales grew 5% for both the quarter and for the year.
•For the quarter, the 53rd week lap negatively impacted system sales growth by five percentage points and core operating profit growth by six percentage points. For the year, the 53rd week lap negatively impacted system sales growth by one percentage point and core operating profit growth by two percentage points.
•For the quarter, company-owned restaurant margins were 25.4%, down 10 basis points year-over-year. For the year, company-owned restaurant margins were 24.2%, a 20 basis point decrease year-over-year. The impact of lapping the 53rd week negatively impacted the change in company-owned restaurant margins by 40 basis points in the quarter and by 10 basis points for the year.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2025	2024	Reported	Ex F/X	2025	2024	Reported	Ex F/X
Restaurants	19,974	20,225	(1)	NA	19,974	20,225	(1)	NA
System Sales ($MM)	3,473	3,617	(4)	(5)	12,794	13,108	(2)	(3)
Same-Store Sales Growth (%)	(1)	(1)	NM	NM	(1)	(4)	NM	NM
Franchise & Property Revenues ($MM)	166	176	(6)	(6)	602	622	(3)	(3)
Operating Profit ($MM)	101	95	+7	+6	340	373	(9)	(9)
Operating Margin (%)	33.3	32.4	0.9	0.9	33.6	37.0	(3.4)	(3.4)

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+1	(11)	+2	(8)
System Sales Growth Ex F/X and Excluding Lapping 53rd Week	+1	(6)	+2	(7)
Same-Store Sales Growth	+1	(3)	+1	(5)

•Pizza Hut Division opened 443 gross new restaurants during the quarter and 1,184 gross new restaurants across 65 countries for the year.
•For the quarter, the 53rd week lap negatively impacted system sales growth by three percentage points and core operating profit growth by five percentage points. For the year, the 53rd week lap negatively impacted system sales growth by one percentage point and core operating profit growth by one percentage point.
•Foreign currency translation favorably impacted operating profit by $1 million for the quarter and had a negligible impact for the year.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X and Excluding Lapping 53rd Week
		Fourth-Quarter (% Change)	Full-Year (% Change)
United States	40%	(6)	(7)
China	19%	+2	+2
Asia	13%	Even	+3
Europe	12%	(5)	(3)
Latin America	7%	+7	Even
Middle East / Africa	4%	+6	+8
Canada	3%	Even	+2
India	2%	(3)	+2

THE HABIT BURGER GRILL DIVISION
•The Habit Burger Grill Division opened 11 gross new restaurants during the quarter and 21 for the year.
•The Habit Burger Grill Division system sales were flat for the quarter and grew 1% for the year excluding the lap of the 53rd week.
•The Habit Burger Grill Division same-store sales were flat for the quarter and declined 1% for the year.

OTHER ITEMS
•The Company's Board of Directors approved a dividend of $0.75 per share of common stock, an increase of 6%. The quarterly dividend will be distributed March 6, 2026 to shareholders of record at the close of business on February 20, 2026.
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2025 Form 10-K.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X; and
•At least 8% Core Operating Profit Growth3

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.
3At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, February 4, 2026. The number is 646/844-6383 in the U.S., 833/950-0062 in Canada and +1/646-844-6383 for international callers, conference ID 936175.

The call will be available for playback beginning at 10:00 a.m. Eastern Time February 4, 2026 through February 11, 2026. To access the playback, dial 929/458-6194 in the U.S. and +1/866-813-9403 internationally, conference ID 981204.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2025 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of public health conditions or other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that we may not be able to realize the anticipated benefits of a strategic review of the Pizza Hut brand or any potential transaction involving Pizza Hut; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the expansion or threatened expansion of restrictive trade policies and increasing anti-American sentiment; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy, data protection and emerging technology legal requirements; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce and delivery platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or non-compliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and interest rate conditions; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 63,000 restaurants in 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/25	12/31/24		12/31/25	12/31/24
Revenues
Company sales	$971	$885	10	$2,945	$2,552	15
Franchise and property revenues	997	945	6	3,473	3,295	5
Franchise contributions for advertising and other services	547	532	3	1,796	1,702	6
Total revenues	2,514	2,362	6	8,214	7,549	9

Costs and Expenses, Net
Company restaurant expenses	815	727	(12)	2,483	2,120	(17)
General and administrative expenses	377	351	(8)	1,262	1,181	(7)
Franchise and property expenses	33	44	24	140	134	(5)
Franchise advertising and other services expense	547	542	(1)	1,799	1,711	(5)
Refranchising (gain) loss	(15)	(3)	556	(48)	(34)	42
Other (income) expense	18	44	NM	2	34	NM
Total costs and expenses, net	1,776	1,705	(4)	5,639	5,146	(10)

Operating Profit	738	657	12	2,574	2,403	7
Investment (income) expense, net	—	—	NM	(1)	21	NM
Other pension (income) expense	(2)	(2)	(22)	(2)	(7)	(71)
Interest expense, net	133	131	(2)	501	489	(2)
Income before income taxes	607	528	15	2,077	1,900	9
Income tax provision	72	105	32	518	414	(25)
Net income	$535	$423	27	$1,559	$1,486	5

Basic EPS
EPS	$1.92	$1.51	28	$5.59	$5.28	6
Average shares outstanding	278	280	1	279	282	1

Diluted EPS
EPS	$1.91	$1.49	28	$5.55	$5.22	6
Average shares outstanding	280	283	1	281	285	1

Dividends declared per common share	$0.71	$0.67		$2.84	$2.68

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/25	12/31/24		12/31/25	12/31/24

Company sales	$337	$313	7	$1,057	$801	32
Franchise and property revenues	504	466	8	1,807	1,685	7
Franchise contributions for advertising and other services	201	186	8	679	613	11
Total revenues	1,041	965	8	3,542	3,099	14

Company restaurant expenses	294	275	(7)	929	703	(32)
General and administrative expenses	118	110	(8)	372	363	(3)
Franchise and property expenses	15	17	7	66	63	(6)
Franchise advertising and other services expenses	198	186	(6)	670	610	(10)
Other (income) expense	1	—	NM	1	(3)	NM
Total costs and expenses, net	626	588	(6)	2,039	1,736	(17)
Operating Profit	$415	$377	10	$1,503	$1,363	10

Company restaurant margin %[1]	12.7%	12.3%	0.4 ppts.	12.1%	12.2%	(0.1) ppts.

Operating margin	39.8%	39.0%	0.8 ppts.	42.4%	44.0%	(1.6) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/25	12/31/24		12/31/25	12/31/24

Company sales	$433	$380	14	$1,281	$1,155	11
Franchise and property revenues	324	319	2	1,060	997	6
Franchise contributions for advertising and other services	240	231	4	754	708	7
Total revenues	997	930	7	3,095	2,860	8

Company restaurant expenses	323	282	(14)	971	872	(11)
General and administrative expenses	67	62	(9)	215	199	(8)
Franchise and property expenses	7	11	30	29	33	12
Franchise advertising and other services expenses	240	235	(2)	750	708	(6)
Other (income) expense	—	—	NM	—	(1)	NM
Total costs and expenses, net	638	590	(8)	1,966	1,811	(9)
Operating Profit	$359	$340	6	$1,129	$1,049	8

Company restaurant margin %[1]	25.4%	25.5%	(0.1) ppts.	24.2%	24.4%	(0.2) ppts.

Operating margin	36.0%	36.5%	(0.5) ppts.	36.5%	36.7%	(0.2) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/25	12/31/24		12/31/25	12/31/24

Company sales	$32	$3	1,117	$51	$8	584
Franchise and property revenues	166	176	(6)	602	622	(3)
Franchise contributions for advertising and other services	105	114	(8)	360	378	(5)
Total revenues	303	293	3	1,013	1,008	Even

Company restaurant expenses	31	3	(1,099)	52	8	(589)
General and administrative expenses	60	66	10	219	219	Even
Franchise and property expenses	9	15	42	41	34	(18)
Franchise advertising and other services expenses	108	120	10	376	390	4
Other (income) expense	(5)	(6)	NM	(14)	(16)	NM
Total costs and expenses, net	202	198	(2)	673	635	(6)
Operating Profit	$101	$95	7	$340	$373	(9)

Company restaurant margin %[1]	3.5%	1.9%	1.6 ppts.	(1.4)%	(0.6)%	(0.8) ppts.

Operating margin	33.3%	32.4%	0.9 ppts.	33.6%	37.0%	(3.4) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	12/31/25	12/31/24
ASSETS
Current Assets
Cash and cash equivalents	$709	$616
Accounts and notes receivable, less allowance: $60 in 2025 and $74 in 2024	841	775
Prepaid expenses and other current assets	490	480
Total Current Assets	2,040	1,871

Property, plant and equipment, net of accumulated depreciation of $1,485 in 2025	1,605	1,304
and $1,384 in 2024
Goodwill	969	736
Intangible assets, net	909	416
Other assets	1,708	1,329
Deferred income taxes	965	1,071
Total Assets	$8,197	$6,727

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,433	$1,211
Income taxes payable	46	31
Short-term borrowings	38	27
Total Current Liabilities	1,516	1,269

Long-term debt	11,872	11,306
Other liabilities and deferred credits	2,133	1,800
Total Liabilities	15,521	14,375

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 277 and 279 shares issued in 2025 and 2024, respectively	—	—
Accumulated deficit	(7,014)	(7,256)
Accumulated other comprehensive loss	(311)	(392)
Total Shareholders' Deficit	(7,325)	(7,648)
Total Liabilities and Shareholders' Deficit	$8,197	$6,727

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/25	12/31/24
Cash Flows - Operating Activities
Net income	$1,559	$1,486
Depreciation and amortization	206	175
Impairment and closure expense	22	12
Refranchising (gain) loss	(48)	(34)
Investment (income) expense, net	(1)	21
Deferred income taxes	107	(30)
Share-based compensation expense	70	69
Changes in accounts and notes receivable	(45)	(53)
Changes in prepaid expenses and other current assets	(18)	(12)
Changes in accounts payable and other current liabilities	94	8
Changes in income taxes payable	(48)	(29)
Other, net	112	76
Net Cash Provided by Operating Activities	2,010	1,689

Cash Flows - Investing Activities
Capital spending	(371)	(257)
Proceeds from sale of Devyani Investment	—	104
Acquisitions of franchise restaurants	(798)	(208)
Proceeds from refranchising of restaurants	78	49
Maturities (purchases) of Short term investments, net	91	(91)
Other, net	(3)	(19)
Net Cash Used in Investing Activities	(1,003)	(422)

Cash Flows - Financing Activities
Proceeds from long-term debt	1,493	237
Repayments of long-term debt	(966)	(479)
Revolving credit facilities, three months or less, net	(50)	345
Short-term borrowings, by original maturity
More than three months - proceeds	89	—
More than three months - payments	(86)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(552)	(441)
Dividends paid on Common Stock	(789)	(752)
Other, net	(63)	(73)
Net Cash Used in Financing Activities	(924)	(1,163)
Effect of Exchange Rate on Cash and Cash Equivalents	32	(21)
Net Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	116	83
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	807	724
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$923	$807

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below) and, in 2024, Diluted EPS excluding Special Items and the 53rd week;
•Effective Tax Rate excluding Special Items and, in 2024, Effective Tax Rate excluding Special Items and the 53rd week;
•Core Operating Profit and, in 2024, Core Operating Profit excluding the 53rd week. Core Operating Profit excludes Special Items and foreign currency translation ("F/X") and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income excluding Special Items and, in 2024, Net Income excluding Special Items and the 53rd week;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (g) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and unallocated restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance comparability of acquired stores' margins with those of existing restaurants. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

For 2024 we provided Core Operating Profit excluding the 53rd week, Net Income excluding Special Items and the 53rd week, Diluted EPS excluding Special Items and the 53rd week and Effective Tax Rate excluding Special Items and the 53rd week to further enhance comparability given the 53rd week that was part of our fiscal calendar in 2024.

	Quarter ended		Year ended
Reconciliation of GAAP Operating Profit to Core Operating Profit and Core Operating Profit, excluding the 53rd Week	12/31/25	12/31/24	12/31/25	12/31/24

Consolidated
GAAP Operating Profit	$738	$657	$2,574	$2,403
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	(1)	(2)	(1)	1
Charges associated with Pizza Hut Strategic Options Review(b)	33	—	41	—
Charges associated with Brand HQ consolidation(c)	7	—	27	—
German acquisition and Turkey termination-related costs(d)	2	61	9	61
Charges associated with Resource Optimization(e)	1	21	38	79
Charges associated with Taco Bell U.S. restaurant acquisition(f)	6	—	7	—
Special Items Expense - Operating Profit	49	80	122	141
Positive Foreign Currency Impact on Divisional Operating Profit	(11)	N/A	(12)	N/A
Core Operating Profit	775	737	2,684	2,544
Impact of 53rd Week Operating Profit	N/A	(36)	N/A	(36)
Core Operating Profit, excluding the 53rd Week	$775	$701	$2,684	$2,509

Special Items as shown above were recorded to the financial statement line items identified below:
	Quarter ended		Year ended
	12/31/25	12/31/24	12/31/25	12/31/24
Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$1	$18	$7	$18
Increase in General and administrative expenses	40	27	111	84
Increase in Refranchising (gain) loss	(1)	(2)	(1)	1
Increase in Other (income) expense	8	37	5	38
Special Items Expense - Operating Profit	$49	$80	$122	$141

KFC Division
GAAP Operating Profit	$415	$377	$1,503	$1,363
Negative (Positive) Foreign Currency Impact	(10)	N/A	(12)	N/A
Core Operating Profit	404	377	1,491	1,363
Impact of 53rd Week	N/A	(9)	N/A	(9)
Core Operating Profit, excluding the 53rd Week	$404	$367	$1,491	$1,353

Taco Bell Division
GAAP Operating Profit	$359	$340	$1,129	$1,049
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit	359	340	1,129	1,049
Impact of 53rd Week	N/A	(21)	N/A	(21)
Core Operating Profit, excluding the 53rd Week	$359	$319	$1,129	$1,028

Pizza Hut Division
GAAP Operating Profit	$101	$95	$340	$373
Negative (Positive) Foreign Currency Impact	(1)	N/A	—	N/A
Core Operating Profit	100	95	340	373
Impact of 53rd Week	N/A	(5)	N/A	(5)
Core Operating Profit, excluding the 53rd Week	$100	$90	$340	$368

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(13)	$2	$(13)	$—
Negative (Positive) Foreign Currency Impact	—	N/A	—	N/A
Core Operating Profit (Loss)	(13)	2	(13)	—
Impact of 53rd Week	N/A	(1)	N/A	(1)
Core Operating Profit (Loss), excluding the 53rd Week	$(13)	$1	$(13)	$(1)

Reconciliation of GAAP Net Income to Net Income excluding Special Items and the 53rd Week
GAAP Net Income	$535	$423	$1,559	$1,486
Special Items Expense - Operating Profit	49	80	122	141
Special Items Tax (Benefit) Expense(g)	(98)	(47)	18	(66)
Net Income excluding Special Items	486	456	1,700	1,561
Impact of 53rd Week	N/A	(25)	N/A	(25)
Net Income excluding Special Items and the 53rd Week	$486	$431	$1,700	$1,536

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items and the 53rd Week
Diluted EPS	$1.91	$1.49	$5.55	$5.22
Less Special Items Diluted EPS	0.18	(0.12)	(0.50)	(0.26)
Diluted EPS excluding Special Items	1.73	1.61	6.05	5.48
Less Impact of 53rd Week	N/A	0.09	N/A	0.09
Diluted EPS excluding Special Items and the 53rd Week	$1.73	$1.52	$6.05	$5.39

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items and the 53rd Week
GAAP Effective Tax Rate	11.8%	19.9%	24.9%	21.8%
Impact on Tax Rate as a result of Special Items	(14.1)%	(5.2)%	2.2%	(1.8)%
Effective Tax Rate excluding Special Items	25.9%	25.1%	22.7%	23.6%
Impact on Tax Rate as a result of the 53rd Week	N/A	—%	N/A	0.1%
Effective Tax Rate excluding Special Items and the 53rd Week	25.9%	25.1%	22.7%	23.5%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter Ended 12/31/25
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$415	$359	$101	$(13)	$(124)	$738
Less:
Franchise and property revenues	504	324	166	4	(1)	997
Franchise contributions for advertising and other services	201	240	105	1	—	547
Add:
General and administrative expenses	118	67	60	16	117	377
Franchise and property expenses	15	7	9	2	—	33
Franchise advertising and other services expense	198	240	108	1	—	547
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	1	—	(5)	12	10	18
Company restaurant profit	$43	$110	$1	$12	$(10)	$156
Company sales	$337	$433	$32	$170	$—	$971
Company restaurant margin %	12.7%	25.4%	3.5%	7.2%	N/A	16.0%

	Quarter Ended 12/31/24
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$377	$340	$95	$2	$(157)	$657
Less:
Franchise and property revenues	466	319	176	2	(18)	945
Franchise contributions for advertising and other services	186	231	114	1	—	532
Add:
General and administrative expenses	110	62	66	16	97	351
Franchise and property expenses	17	11	15	1	—	44
Franchise advertising and other services expense	186	235	120	1	—	542
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	—	—	(6)	9	41	44
Company restaurant profit	$38	$98	$—	$26	$(4)	$158
Company sales	$313	$380	$3	$189	$—	$885
Company restaurant margin %	12.3%	25.5%	1.9%	14.0%	N/A	17.9%

	Year Ended 12/31/25
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,503	$1,129	$340	$(13)	$(384)	$2,574
Less:
Franchise and property revenues	1,807	1,060	602	12	(7)	3,473
Franchise contributions for advertising and other services	679	754	360	3	—	1,796
Add:
General and administrative expenses	372	215	219	54	402	1,262
Franchise and property expenses	66	29	41	4	—	140
Franchise advertising and other services expense	670	750	376	3	—	1,799
Refranchising (gain) loss	—	—	—	—	(48)	(48)
Other (income) expense	1	—	(14)	12	3	2
Company restaurant profit	$128	$310	$(1)	$46	$(22)	$461
Company sales	$1,057	$1,281	$51	$555	$—	$2,945
Company restaurant margin %	12.1%	24.2%	(1.4)%	8.3%	N/A	15.7%

	Year Ended 12/31/24
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,363	$1,049	$373	$—	$(382)	$2,403
Less:
Franchise and property revenues	1,685	997	622	9	(18)	3,295
Franchise contributions for advertising and other services	613	708	378	3	—	1,702
Add:
General and administrative expenses	363	199	219	54	346	1,181
Franchise and property expenses	63	33	34	4	—	134
Franchise advertising and other services expense	610	708	390	3	—	1,711
Refranchising (gain) loss	—	—	—	—	(34)	(34)
Other (income) expense	(3)	(1)	(16)	10	44	34
Company restaurant profit	$98	$283	$—	$59	$(8)	$432
Company sales	$801	$1,155	$8	$588	$—	$2,552
Company restaurant margin %	12.2%	24.4%	(0.6)%	10.1%	N/A	16.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/25	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,041	$997	$303	$175	$(1)	$2,514

Company restaurant expenses	294	323	31	158	10	815
General and administrative expenses	118	67	60	16	117	377
Franchise and property expenses	15	7	9	2	—	33
Franchise advertising and other services expense	198	240	108	1	—	547
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	1	—	(5)	12	10	18
Total costs and expenses, net	626	638	202	188	123	1,776
Operating Profit (Loss)	$415	$359	$101	$(13)	$(124)	$738

Quarter Ended 12/31/24	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$965	$930	$293	$192	$(18)	$2,362

Company restaurant expenses	275	282	3	163	4	727
General and administrative expenses	110	62	66	16	97	351
Franchise and property expenses	17	11	15	1	—	44
Franchise advertising and other services expense	186	235	120	1	—	542
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	—	—	(6)	9	41	44
Total costs and expenses, net	588	590	198	190	139	1,705
Operating Profit (Loss)	$377	$340	$95	$2	$(157)	$657

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/25	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$3,542	$3,095	$1,013	$570	$(7)	$8,214

Company restaurant expenses	929	971	52	509	22	2,483
General and administrative expenses	372	215	219	54	402	1,262
Franchise and property expenses	66	29	41	4	—	140
Franchise advertising and other services expense	670	750	376	3	—	1,799
Refranchising (gain) loss	—	—	—	—	(48)	(48)
Other (income) expense	1	—	(14)	12	3	2
Total costs and expenses, net	2,039	1,966	673	583	378	5,639
Operating Profit (Loss)	$1,503	$1,129	$340	$(13)	$(384)	$2,574

Year Ended 12/31/24	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$3,099	$2,860	$1,008	$600	$(18)	$7,549

Company restaurant expenses	703	872	8	529	8	2,120
General and administrative expenses	363	199	219	54	346	1,181
Franchise and property expenses	63	33	34	4	—	134
Franchise advertising and other services expense	610	708	390	3	—	1,711
Refranchising (gain) loss	—	—	—	—	(34)	(34)
Other (income) expense	(3)	(1)	(16)	10	44	34
Total costs and expenses, net	1,736	1,811	635	600	364	5,146
Operating Profit (Loss)	$1,363	$1,049	$373	$—	$(382)	$2,403

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter and year ended December 31, 2025 are preliminary.

In the first quarter of 2025, the Company prospectively changed its basis of presentation to round financial figures in the Consolidated Summary of Results, Consolidated Balance Sheets, Consolidated Statements of Cash Flows and as presented in the tabular presentations in these Notes to the nearest whole number in millions in all instances. As a result, some totals and percentages may not recompute based on rounded figures as presented within the Consolidated Summary of Results, Consolidated Balance Sheets, Consolidated Statements of Cash Flows and these Notes. Previously, amounts were presented to ensure that all numbers herein recomputed, resulting in the presentation of certain figures inconsistent with their underlying rounding.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In 2025, we began a review of strategic options for the Pizza Hut brand. During the quarter and year ended December 31, 2025, we incurred charges of approximately $32 million and $36 million, respectively, primarily in third-party advising costs associated with this strategic options review and wrote-off approximately $1 million and $5 million, respectively, of franchise incentive assets associated with rationalizing the Pizza Hut estate in preparation for a potential transaction. These charges were recorded to Corporate and unallocated General and administrative expenses and Corporate and unallocated franchise and property revenues, respectively. Given the significance of the costs expected to be incurred through the course of this strategic options review, we have reflected such amounts as Special Items.

(c)During the quarter and year ended December 31, 2025, we recorded charges of approximately $7 million and $27 million, respectively, associated with our decision to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. During the quarter and year ended December 31, 2025, we recorded charges of $1 million and $21 million, respectively, primarily for severance for employees who have chosen not to relocate and consultant fees to Corporate and unallocated General and administrative expenses. Additionally, during the quarter ended December 31, 2025, we donated our Yum! corporate headquarters in Louisville, Kentucky subsequent to the relocation of the KFC U.S. corporate office resulting in a charge of $6 million to Unallocated Other (income) expense representing the net book value of that headquarters. Due to their scope and size, these charges have been reflected as Special Items.

(d)On January 8, 2025, we terminated our franchise agreements with franchisee IS Gida A.S. (IS Gida), the owner and operator of KFC and Pizza Hut restaurants in Turkey and a subsidiary of IS Holding A.S. (IS Holding), after failure by IS Gida to meet our standards. As a result, 283 KFC restaurants and 254 Pizza Hut restaurants in Turkey were closed during the first quarter of 2025. We also re-acquired the master franchise rights in Germany for KFC and Pizza Hut from the owner of IS Holding in December 2024. As a result, we recorded charges of $37 million to Unallocated Other (income) expense, $18 million to Unallocated Franchise and property revenues and $6 million to Corporate and unallocated General and administrative expenses consisting primarily of transaction costs associated with the German acquisition and termination-related costs associated with the Turkey business in both the quarter and year ended December 31, 2024. We recorded a charge of $1 million and a credit of $1 million to Unallocated Other (income) expense during the quarter and year ended December 31, 2025, respectively, and charges of $1 million to Unallocated Franchise and property revenues and $9 million to Corporate and unallocated General and administrative expenses during the year ended December 31, 2025, consisting primarily of transaction costs associated with re-acquiring the master franchise rights in Germany including severance. Due to their scope and size, these charges have been reflected as Special Items.

(e)We recorded charges of $1 million and $38 million during the quarter and year ended December 31, 2025, respectively, and $21 million and $79 million during the quarter and year ended December 31, 2024, respectively, primarily to Corporate and unallocated General and administrative expenses related to a resource optimization program initiated in the third quarter of 2020. Over the past several years, this program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We expanded the program in 2024 to identify further opportunities to optimize the Company’s spending and identify additional, critical areas in which to potentially allocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(f)During the quarter and year ended December 31, 2025, we recorded charges of approximately $6 million and $7 million, respectively, to Corporate and unallocated General and administrative expenses related to an acquisition of 128 Taco Bell U.S. restaurants from a franchisee for approximately $670 million. Due to the size of the acquisition and the related legal and professional fees, these fees have been reflected as Special Items.

(g)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended		Year ended
	2025	2024	2025	2024
Tax (Benefit) on Special Items Expense - Operating Profit	$(11)	$(13)	$(29)	$(28)
Tax Expense - Foreign tax reserve	3	—	108	—
Tax Expense - U.S. OBBBA	—	—	76	—
Tax (Benefit) - Tax audit	—	—	(47)	—
Tax (Benefit) - Intra-entity transfers and valuations of intellectual property	(89)	(32)	(89)	(32)
Tax (Benefit) - Other Income tax impacts recorded as Special	(2)	(2)	(2)	(6)
Special Items Tax (Benefit) Expense	$(98)	$(47)	$18	$(66)

Tax Expense on Special Items Operating Profit was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax Expense - Foreign tax reserve in the year ended December 31, 2025, is associated with a reserve, and the ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgment around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation. This tax expense was reflected as a Special Item due to its size and the time elapsed since the years to which the reserve relates.

Tax Expense - U.S. OBBBA in the year ended December 31, 2025, reflects the tax expense recorded upon the Juy 4, 2025 enactment of H.R.1, commonly known as the One Big Beautiful Bill Act ("OBBBA") in the United States. The tax expense was primarily associated with a change in management's judgment regarding our ability to utilize U.S. foreign tax credit related deferred tax assets that existed at the date of enactment and has been reflected as a Special Item due to the size of the non-recurring adjustment necessary upon enactment of the legislation.

Tax (Benefit) - Tax audit in the year ended December 31, 2025, reflects the tax benefit associated with the reversal of a reserve due to a favorable audit resolution. Such reserve was established in prior years and was originally recorded as a Special Item.

Tax (Benefit) - Intra-entity transfers and valuations of intellectual property includes:

•The tax benefit recorded in the year ended December 31, 2025, which resulted from an internal reorganization to consolidate the Pizza Hut entities and assets into a single ownership structure by aligning the legal ownership, simplifying the organizational footprint and consolidating the Pizza Hut domestic and international business in connection with our strategic options review. As part of this reorganization, certain Pizza Hut intellectual property ("IP") rights from subsidiaries in the U.S. were transferred to international subsidiaries resulting in a step-up in amortizable tax basis of those IP rights.

◦The tax benefit recorded in the year ended December 31, 2024, resulted primarily from the tax liquidation of certain subsidiaries in Israel and Australia as well as the intra-entity transfer of software from those subsidiaries to subsidiaries in the U.S.